SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the

                         Securities Exchange Act of 1934

                               GURUNET CORPORATION
                               -------------------
        (EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)

         Delaware                                        98-0202855
--------------------------------------------------------------------------------
(State or other jurisdiction                (I.R.S. Employer Identification No.)
     or organization)

   Jerusalem Technology Park, Building 98, Jerusalem Israel          91481
--------------------------------------------------------------------------------
           (Address of principal executive offices)                (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

Securities Act registration statement file number to which this form relates:
333-115424

Securities to be registered pursuant to Section 12(b) of the Act:

                    Common Stock, par value $0.001 per share
                    ----------------------------------------

                                (Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:


Title of each class                               Name of Each Exchange on Which
to be so registered                               Each Class is to be Registered
-------------------                               ------------------------------

None

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the common stock, par value $.001 per share of the Registrant is set forth under "Description of Securities" in the Registrant's Registration Statement on Form SB-2 (File No. 333-115424), filed with the Securities and Exchange Commission on May 12, 2004, as amended, including any form of prospectus contained therein filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Registration Statement"), which description is incorporated herein by reference.


ITEM 2.           EXHIBITS.*

EXHIBIT DESCRIPTION

      3.1 Amended and Restated Certificate of Incorporation of the Registrant, filed with the Secretary of State of the State of Delaware on January 30, 2004 (incorporated by reference to
                  Exhibit 3.1 to the Registration Statement on Form SB-2, No. 333-115424 as filed with the SEC on May 12, 2004).

      3.2 Amended and Restated By-laws of the Registrant, adopted as of January 8, 2004 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2, No. 333-115424 as filed with the SEC on May 12, 2004).

      4.1 Specimen Certificate of Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to the Registration Statement on Form SB-2, No. 333-115424 as filed with the SEC on July 16, 2004).

      4.2 Form of Purchase Option to be granted to Underwriters (incorporated by reference to Exhibit 4.2 of Amendment No. 1 to the Registration Statement on Form SB-2, No. 333-115424 as filed with the SEC on July 16, 2004).

-------------

* In accordance with the Instructions as to Exhibits of Form 8-A, copies of the exhibits to this registration statement are being filed with The Nasdaq Stock Market and the Boston Stock Exchange but not with the Securities and Exchange Commission.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                               GURUNET CORPORATION



                                /s/ Robert S. Rosenschein
                                ---------------------------------------------
                                Name:  Robert S. Rosenschein
                                Title: Chief Executive Officer

Dated:  July 27, 2004

                                  EXHIBIT LIST*

EXHIBIT NUMBER                              PAGE
--------------                              ----

      3.1 Amended and Restated Certificate of Incorporation of the Registrant, filed with the Secretary of State of the State of Delaware on January 30, 2004 (incorporated by reference to
                  Exhibit 3.1 to the Registration Statement on Form SB-2, No. 333-115424 as filed with the SEC on May 12, 2004).

      3.2 Amended and Restated By-laws of the Registrant, adopted as of January 8, 2004 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2, No. 333-115424 as filed with the SEC on May 12, 2004).

      4.1 Specimen Certificate of Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to the Registration Statement on Form SB-2, No. 333-115424 as filed with the SEC on July 16, 2004).

      4.2 Form of Purchase Option to be granted to Underwriters (incorporated by reference to Exhibit 4.2 of Amendment No. 1 to the Registration Statement on Form SB-2, No. 333-115424 as filed with the SEC on July 16, 2004).

-----------

* In accordance with the Instructions as to Exhibits of Form 8-A, copies of the exhibits to this registration statement are being filed with The Nasdaq Stock Market and the Boston Stock Exchange but not with the Securities and Exchange Commission.